                                                                   Exhibit 10.26

March 9, 1994

Montague Investors, L.P.
c/o Taube Investments, Inc.
1050 Ralston Avenue
Belmont, CA 94022
Attention: Thaddeus N. Taube

David M. Thede
Thede Investments, Inc.
19400 Stevens Creek Blvd., Suite 200
Cupertino, CA 95104

          Re: Acquisition of Interests in C.T. Montague I and II, L.P.

Gentlemen;

         As of June 17, 1991, C.T. Properties, Inc. (the "General Partner"), as general partner, and Cadence Design Systems, Inc. ("Cadence"), Montague Investors, L.P. ("Montague") and David M. Thede ("Thede"), as limited partners, entered into a limited partnership agreement and thereby formed C.T. Montague I, L.P. (the "Partnership"). Cadence and Thede are the sole shareholders of the General Partner, which has two directors. Thede is the President and one director of the General Partner; H. Raymond Bingham, Executive Vice President and Chief Financial Officer of Cadence, is the Secretary and the other director of the General Partner. Thede and Cadence entered into a voting agreement dated as of June 14, 1991 (the "Voting Agreement") in order to facilitate certain management functions of the General Partner.

         The General Partner has a one percent interest in the Partnership as a general partner; Cadence, Thede and Montague have, respectively, 46.5%, 22.5% and 30% limited partner interests in the Partnership.

         The Partnership owns land improved with an office building (the "Project"), which is leased to Cadence and encumbered by a mortgage in favor of the Bank of Boston.

The General Partner, as general partner, and Thede and Cadence, as limited partners, are also partners in C.T. Montague lI, L.P. (the "Second Partnership"), which owns unimproved land adjacent to the Project.

         By this letter, Cadence offers to acquire, on the terms and conditions set forth below, all of Thede's ownership interests in the Partnership, the Second Partnership and the General Partner and all of Montague's ownership interests in the Project (which Montague will hold, at Closing, after redemption of Montague's entire interest in the Partnership in exchange for conveyance to Montague of an undivided ownership interest in the Project). By accepting this offer and consummating the transactions contemplated hereby, Cadence will be the only limited partner of the Partnership and Second Partnership and the only shareholder of the General Partner, and all parties will waive any prior claims against the others, the General Partner, the Partnership and the Second Partnership.





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         1.   Price, Cadence will pay Thede, in cash at the Closing, $3,290,299 subject to adjustment as provided below (the "Thede LP Price") for his entire limited partner interest in the Partnership (the "Thede LP Interest") and $74,619 subject to adjustment as provided below (the "Thede GP Price") for his entire stock interest in the General Partner (the "Thede GP Interest"). Cadence will pay Montague in cash at the closing, $7,841,972 subject to adjustment as provided below (the "Montague Price") for all of the Montague Project Interest (as defined in Paragraph 2 below). As of March 15, 1994, the Partnership will have approximately $3,700,000 of cash on hand. Cadence will also pay Thede in cash at the Closing $1,300,000, without further adjustment, for his entire limited partner interest in the Second Partnership (the "Thede SP Price"). The consideration described above and the mutual covenants set forth below are acknowledged by all parties to be adequate. If, through no fault of Thede or Montague, the Closing occurs after March 15, 1994, the Thede LP Price, the
Thede GP Price and the Montague Price will be increased by, respectively, $902.35, $20.46, and $2,149.68 for each day of such delay.

         2. Exchange. The Partnership will convey to Montague, prior to Closing and in complete redemption of Montague's entire interest in the Partnership (the "Montague LP Interest"), a 30% undivided interest in the Project (the
"Montague Project Interest").   Montague will convey its interest in the
Partnership back to the Partnership by execution and delivery of a redemption in the form attached hereto as Exhibit A-1; and the Partnership will convey the Montague Project Interest to Montague by execution and delivery of a standard form grant deed. At the Closing, Montague will consummate a tax deferred exchange for the Montague Project Interest pursuant to Section 1031 of the Internal Revenue Code (the "Exchange"); provided that Montague will pay all expenses in connection with the Exchange and will indemnify Cadence, Thede and the Partnership against any adverse tax consequences or governmental claims resulting from the Exchange (including any and all transfer taxes); and provided further that the Exchange will not delay the Closing. Cadence, Thede and the Partnership agree to cooperate with and accommodate Montague in connection with the Exchange.

         Notwithstanding any other provision of this agreement, Montague will have the right and option, exercisable by notice to Cadence and the Partnership at any time prior to the conveyance of the Montague Project Interest to Montague as provided above, to sell the Montague LP Interest to Cadence in lieu of consummating the Exchange, in which event at the Closing (i) Montague will convey the Montague LP Interest to Cadence by execution and delivery of an assignment in the form attached hereto as Exhibit A-5, (ii) Cadence will pay the Montague Price to Montague by cashiers check or wire transfer as Montague may elect, and (iii) Paragraphs 3(a), 3(b) and 6(d)(3) shall be deemed modified accordingly.

         3. Closing. Subject to the provisions of Paragraph 10 below, the Closing will take place at 1:30 PM on March 15, 1994, at the Cadence offices; provided that the date, time and/or place of the Closing may be changed by mutual agreement of all parties, and provided further that if any of the conditions to the Closing set forth in Paragraph 6 below are not satisfied by March 15, 1994, the party to be benefited by such unsatisfied conditions shall have the right and option, but not the obligation, to extend the date of the Closing until a weekday selected by such party that is no more than five days following the subsequent satisfaction or waiver of such condition.

         At the Closing (or, in the case of delivery of the Partnership books and records), within 15 days after the Closing), the following will occur:

                 a. Thede will convey the Thede SP, LP and GP Interests to Cadence by execution and delivery of assignments in the forms attached hereto as Exhibits A-2, A-2a and A-3, and, consistent with its use of the Exchange, Montague will cause the Montague Project Interest to be conveyed to Cadence by execution and delivery of a standard form grant deed.





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                 b. Cadence will pay, by cashiers check or wire transfer as the recipient may elect, (i) to Thede, the Thede SP Price, the Thede LP Price and the Thede GP Price, and (ii) to a party other than Montague, as Montague may direct to effectuate the Exchange, the Montague Price.

                  c. The parties will execute and deliver to each other mutual releases in the form of Exhibit B.

                  d. Thede will deliver to the Secretary of the General Partner his resignation as President and a director of the General Partner.

                  e. Thede and Cadence will execute and deliver to each other the Termination of Voting Agreement in the form attached hereto as Exhibit C, which will include Montague's and Mr. Taube's consent.

                  f. Thede will execute and deliver to the Secretary of the General Partner whatever documents are required to remove Thede as a signatory of all bank accounts of the Partnership and the General Partner.

                   g. Thede will deliver all of the Partnership books and records to Cadence; provided that (i) prior to the Closing Thede may make copies (at the Partnership's expense up to $2500) of any such books and records which Thede may wish to retain following the Closing and (ii) for a period of at least five years following the Closing, Cadence will retain the originals of, and provide Thede reasonable access to, all books and records it receives hereunder.

                   h. The General Partner will deliver its consent to all assignments of limited partner interests in the form of Exhibit A-4.

         4. Due Diligence. Cadence, Thede and Montague acknowledge that they had access to all books, records and other information relating to the Partnership, the Second Partnership and the Project necessary for them to make an informed decision whether to purchase and sell the interests pursuant to this agreement; all are sophisticated and capable of protecting their own interests. Without limiting the generality of the foregoing, and without negating its reliance on the representations and warranties of Thede and Montague set forth in Paragraph 5 below, Cadence acknowledges that it has reviewed the preliminary title report for the Project attached hereto as Exhibit E-1 (the "Title Report") and the UCC search reports for the Partnership and the General Partner attached hereto as Exhibit E-2 (the "UCC Reports") and that it is satisfied with, and accepts, the status of title to the Project and the existence of security interests in Partnership property disclosed by the Title Report and the UCC Reports.

         5. Representations and Warranties. Each of the parties makes the representations and warranties set forth for it below, hereby certifying that such representations and warranties are true and complete as of the date hereof and/or will be true and complete at the Closing, and acknowledges that the other parties will rely upon such representations and warranties in entering into and undertaking their respective obligations under this agreement. Such representations and warranties will survive the Closing; provided that the representations and warranties in Subparagraph (a)(3) below will terminate one year following the Closing.

                   a.     Thede.   Thede represents and warrants that:

                            (1)   He owns the Thede SP, LP and GP Interests
free and clear of all forms of claims by third parties, including governmental agencies.





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                            (2)   He has the requisite authority, and the
consent of any third parties whose consent is required (including his spouse), to convey the Thede SP, LP and GP Interests to Cadence under the terms of this agreement and to enter into this agreement.

                            (3)   To the best of his actual knowledge, neither
the General Partner, the Second Partnership nor the Partnership (i) is a party to or otherwise bound by any agreements imposing a material obligation on the General Partner, the Second Partnership or the Partnership other than the contracts identified in the List of Material Contracts attached hereto as Exhibit F, complete copies of which contracts have been delivered to Cadence for review, or (ii) is subject to any material liabilities, obligations (other than the usual obligations incurred in the ordinary course of business), pending claims or governmental actions other than as disclosed in the Title Report, the UCC Reports or the Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit G. As used herein, "material" means involving an obligation exceeding $10,000 within any one year period or a liability, claim or action exceeding $10,000.

                   b.     Montague.  Montague represents and warrants that:

                        (1) It owns the Montague LP Interest and, assuming the Partnership conveys the Montague Project Interest to Montague pursuant to Paragraph 2 above, it will own the Montague Project Interest, in each case free and clear of all forms of claims by third parties, including governmental agencies, other than, in the case of the Montague Project Interest, any liens, claims or encumbrances affecting the Partnership's title to the Project at the time the Montague Project Interest is conveyed to Montague pursuant to Paragraph 2 above.

                      (2) It has the requisite authority, and the consent of any third parties whose consent is required (including general and limited partners of Montague and their spouses), to enter into this agreement, to convey the Montague LP Interest back to the Partnership in exchange for conveyance from the Partnership of the Montague Project Interest, and to cause the Montague Project Interest to be conveyed to Cadence under the terms of this agreement.

                          (3)     All requisite partnership action of Montague
necessary to authorize and implement this transaction has been duly taken.

                   c.     Cadence.   Cadence represents and warrants that:

                          (1)     It has the requisite authority, and the
consent of any third parties whose consent is required, to enter into this agreement and to purchase and pay for the Thede SP, LP and GP Interests and the Montague Project Interest under the terms of this agreement.

                          (2)     All requisite action of the Cadence Board of
Directors necessary to authorize and implement this transaction has been duly taken.

                          (3)     It is, to the best of its actual knowledge,
an accredited investor within the meaning of Regulation D under the Securities Act of 1933; and it is acquiring the Thede LP, SP and GP Interests for its own account, for investment, without a view to distribution of the same.

        d.     Partnership.   Partnership represents and warrants that:

                          (1)     It has the requisite authority, and the
consent of any third parties whose consent is required, to enter into this agreement and to convey the Montague Project Interest to Montague in exchange for redemption of Montague's entire interest in the Partnership under the terms of this agreement.





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                          (2)     All requisite action of the Partnership
necessary to authorize and implement this transaction has been duly taken.

         6.      Conditions.

                 a. Mutual. The respective obligations of the parties hereto are mutually conditioned on the occurrence (or each party's waiver of the occurrence) of simultaneous delivery of all items to be delivered at the Closing pursuant to Paragraph 3 above.

                 b. Thede. Thede's obligations under this agreement are further conditioned on the truth and completeness (or Thede's waiver of the truth and completeness) of all representations and warranties of Montague, Cadence and the Partnership under this agreement.

                 c. Montague. Montague's obligations under this agreement are further conditioned on the satisfaction (or Montague's waiver of the satisfaction) of each of the following:

                          (1) All representations and warranties of Thede, Cadence and the Partnership under this agreement shall be true and complete.

                          (2) The Partnership shall have conveyed the Montague Project Interest to Montague in redemption of Montague's entire interest in the Partnership.

                 d. Cadence. Cadence's obligations under this agreement are further conditioned on the satisfaction (or Cadence's waiver of the satisfaction) of each of the following:

                          (1) All representations and warranties of Thede, Montague and the Partnership under this agreement shall be true and complete.

                          (2) All covenants of Thede to be performed prior to the Closing shall have been performed.

                          (3) Cadence shall receive at the Closing (i) all of the Thede LP Interest, (ii) all of the Thede GP Interest, (iii) all of the Thede SP Interest, and (iv) all of the Montague Project Interest.

                          (4) The Bank of Boston shall have consented to the consummation of the transactions contemplated hereby on terms substantially similar to the draft consent dated March 11, 1994 as transmitted to Cadence.

                          (5) There shall have been no material adverse change in the financial condition of the Partnership, the Second Partnership or Project from the date of this letter until Closing.

                 e. Partnership. The Partnership's obligations under this agreement are further conditioned on the truth and completeness (or the Partnership's waiver of the truth and completeness) of all representations and warranties of Thede, Montague and Cadence under this agreement.

         7. Operations Through Closing. Thede represents and covenants, in his capacity as President of the General Partner, that since February 28, 1994 he has conducted the business of the General Partner and the General Partner has conducted the business of the Partnership in the ordinary course, and that through the Closing he will continue to conduct the business of the General Partner and will cause the General Partner to continue to conduct the business of the Partnership in the ordinary course. Upon the Closing, the management agreement between the





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Partnership and Thede will terminate and the management fees which have accrued to that date will be paid by the Partnership in the ordinary course of business.

         8. Confidentiality. All parties, unless under compulsory process or obligation to disclose in connection the provisions of the Securities and Exchange Act of 1934, will maintain the confidentiality of the price provisions of this agreement, and no party will issue a press release in connection with this proposed transaction without the prior consent of all
    other parties.   This covenant will not limit a party's ability to share
    relevant information with his or its professional advisors, such as attorneys and accountants, and with the Project's lender, however. Moreover, and notwithstanding any contrary provision of this agreement, this covenant will survive any termination of this agreement.

         9. Thede Consultation. Following the Closing, Thede will provide, at no charge, up to two days of consultation with Cadence's project manager to assist an orderly transition of the management of the General Partner, the Partnership and the Project.

         10. Termination. This agreement may be terminated (i) by the mutual agreement of all parties or (ii) if any of the conditions to the Closing set forth in Paragraph 6 above are not satisfied and not waived in accordance herewith, by any party to be benefited by such unsatisfied and unwaived condition, in which case the termination shall occur upon notice by such party to all other parties. This agreement will automatically terminate at 5:00 p.m. on March 31, 1994, unless the Closing occurs prior thereto. Upon termination of this agreement, all parties will be relieved of all further obligations hereunder; provided that any party whose breach of this agreement resulted in such termination shall not be relieved of any liability resulting therefrom.

         11. Miscellaneous. This agreement constitutes the entire agreement between the parties on the subject matter hereof and may be amended only by a written amendment signed by all parties. All references to the agreement will include the provisions of the exhibits attached to this agreement. This agreement will be governed by California law as applied to contracts entered into between residents of California. The parties acknowledge that specific performance is an appropriate remedy for any breach of this agreement. All parties will bear their own legal expenses in connection with the preparation of this agreement and any modifications and the effectuation of the transactions contemplated hereby. This agreement may be signed in counterparts, all of which together shall constitute a single agreement. The validity of any portion of this agreement will not invalidate any other portion; provided that in no event will Cadence be obligated to acquire less than all interests in the Project, Second Partnership and Partnership. No waivers permitted by this agreement shall be implied by conduct. Time is of the essence in this agreement. The provisions of this agreement may not be introduced into evidence by any party hereto in any matter of dispute between them, except in connection with a claim of breach of this agreement. In the event of any inconsistency between the provisions of this agreement and the provisions of the limited partnership agreements or the Voting Agreement, then the provisions of this agreement will supersede such other provisions. Finally, the parties agree to execute such other documents as may be necessary in the future without additional risk or expense in order to implement the provisions of this agreement.

         If the offer set forth above is acceptable, please so indicate by executing the enclosed copy of this letter where indicated below and returning it to me. Upon receipt of copies of this letter signed by all parties by 3:00 p.m. on March 14, 1994, this letter will constitute a binding agreement among all parties; otherwise, this offer will lapse.





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         Thank you for your thoughtful consideration of this matter.


 Sincerely,

 Cadence Design Systems, Inc.

 By:

 /s/ H. Raymond Bingham
 H. Raymond Bingham,
 Executive Vice President and Chief Financial Officer

 ACCEPTED:


 /s/ David M. Thede                                Date: March 14, 1994
 --------------------------------------------      -------------------------------------
 David M. Thede


 Montague Investors, L.P.

 By:  TFT Properties, Inc.,
      General Partner


      By:/s/ Kenneth A. Moline                     Date: March 14, 1994
         ----------------------------------        -----------------------------
           Kenneth A. Moline,
           President


 C.T. Properties, Inc.
 (for itself and for the Partnership
 and Second Partnership as General Partner)


 By:     /s/ David M. Thede                        Date: March 14, 1994
         ----------------------------------              -----------------------------
         President and Director


 By:     /s/ H. Raymond Bingham                     Date: March 11, 1994
         ----------------------------------              -----------------------------
         H. Raymond Bingham
         Secretary and Director





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                                List of Exhibits

Exhibit A-1:              Redemption of Montague Limited Partner Interest
Exhibit A-2:              Assignment of Thede Limited Partner Interest
Exhibit A-2a:             Assignment of Thede Second Partnership Interest
Exhibit A-3:              Assignment of Thede General Partner Interest
Exhibit A-4:              General Partner Consent
Exhibit A-5:              Assignment of Montague Limited Partner Interest

Exhibit B:                Mutual General Release

Exhibit C:                Termination of Voting Agreement

Exhibit D:                Deliberated Omitted

Exhibit E-1:              Title Report
Exhibit E-2:              UCC Report

Exhibit F:                List of Material Contracts

Exhibit G:                Schedule of Exceptions





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
                                                                     Exhibit A-2

                Assignment of Thede Limited Partnership Interest


         For value received, David M. Thede, hereby assigns, conveys and transfers to Cadence Design Systems, Inc. all of his right, title and interest as a limited partner of C.T. Montague I., L.P., a California limited partnership.

Dated:   March 15, 1994

/s/ David M. Thede
David M. Thede

Spousal Consent

         The undersigned spouse has read, understands and approves of the letter agreement dated March 9, 1994 among the David M. Thede, Cadence Design Systems, Inc. and others. In consideration of the potential benefits which the undersigned may derive from these transactions, the undersigned agrees to this transfer, it being understood that the transfer could not take place if there were any adverse claims against the interest or David M. Thede's authority to convey the same. Cadence Design Systems, Inc. will rely on this consent.

Spouse

/s/ Kerry H. Thede               3/15/94





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                                                                    Exhibit A-2a

                Assignment of Thede Second Partnership Interest


         For value received, David M. Thede, hereby assigns, conveys and transfers to Cadence Design Systems, Inc. all of his right, title and interest as a limited partner of C.T. Montague II., L.P., a California limited partnership.

Dated:   March 15, 1994

/s/ David M. Thede
David M. Thede

Spousal Consent

         The undersigned spouse has read, understands and approves of the letter agreement dated March 9, 1994 among the David M. Thede, Cadence Design Systems, Inc. and others. In consideration of the potential benefits which the undersigned may derive from these transactions, the undersigned agrees to this transfer, it being understood that the transfer could not take place if there were any adverse claims against the interest or David M. Thede's authority to convey the same. Cadence Design Systems, Inc. will rely on this consent.

Spouse

/s/ Kerry H. Thede            3/15/94





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                                                                     Exhibit A-3

                  Assignment of Thede General Partner Interest


         For value received, David M. Thede, hereby assigns, conveys and transfers to Cadence Design Systems, Inc. 5100 shares of the common stock of C.T. Properties, Inc. standing in his name on the books of this corporation and represented by Certificate No. 2 and does hereby irrevocably constitute and appoint H. Raymond Bingham attorney-in-fact to transfer the shares on the books of the corporation with full power of substitution.

Dated:   March 15, 1994

/s/ David M. Thede
David M. Thede

Spousal Consent

         The undersigned spouse has read, understands and approves of the letter agreement dated March 9, 1994 among the David M. Thede, Cadence Design Systems, Inc. and others. In consideration of the potential benefits which the undersigned may derive from these transactions, the undersigned agrees to this transfer, it being understood that the transfer could not take place if there were any adverse claims against the interest or David M. Thede's authority to convey the same. Cadence Design Systems, Inc. will rely on this consent.

Spouse

/s/ Kerry H. Thede                                  3/15/94





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                                                                     Exhibit A-4

                            General Partner Consent

           C.T. Properties, Inc. as general manager of C.T. Montagbue I., L.P., and C.T. Montague II, L.P., hereby consents to the assignment of all limited partner interest in the two partnerships, as well as the redemption of the Montague Investors limited partner interest in the former partnership, as set forth in the letter agreement dated March 9, 1994 among Cadence Design Systems, Inc., David M. Thede and Montague Investors L.P., and others, effective as of the closing of such agreement.

C.T. Properties, Inc.

By:        /s/ David M. Thede
           David M. Thede, president

By:        /s/ H. Raymond Bingham
           Raymond H. Bingham, secretary





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
                                                                     Exhibit A-5

              Assignment of Montague Limited Partnership Interest


         For value received, Montague Investors, L.P., hereby assigns, conveys and transfers to Cadence Design Systems, Inc. all of its right, title and interest as a limited partner of C.T. Montague I., L.P., a California limited partnership.


Dated:   March 15, 1994

Montague Investors, L.P.

By:      TFT Properties, Inc.
         General Partner

         By:     /s/ Kenneth A. Moline
                 Kenneth A. Moline, President


Partner and Spousal Consent

         The undersigned partner or spouse of a partner has read, understands and approves of the letter agreement dated March 9, 1994 among the Partnership, Montague Investors, L.P., and others. In consideration of the potential benefits which the undersigned may derive from these transactions, the undersigned agrees to this and related ransfers, it being understood that the transfers could not take place if there were any adverse claims against the interests and Montague Investors', L.P., authority to convey the same. Cadence Design Systems, Inc. is an intended beneficiary and will rely on this consent.

Partner                                    Spouse

________________________________________________________________________________
                                  Tad Taube
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                       EXHIBIT B

                             MUTUAL GENERAL RELEASE


                 Introduction. This release is entered into in connection with a letter agreement dated March 9, 1994 among Cadence Design Systems, Inc., Mr. David Thede and others (the "Letter Agreement"). The parties and terms referred to below are defined in the Letter Agreement. Therefore:

                 Release.   Except with respect to obligations created by the
Letter Agreement and as set forth below, each of Cadence, Thede, Thede Properties, Inc., Mr. Tad Taube, Montague, the General Partner, the Partnership and the Second Partnership for itself (or himself as applicable) and its (or his) respective successors, predecessors, assigns, agents, officers, employees, heirs and personal representatives, hereby release and absolutely and forever discharge the other parties to this release and their respective attorneys, successors, assigns, officers, employees, shareholders, agents, heirs, and personal representatives, of and from all claims, demands, damages, debts, liabilities, accounts, obligations, costs, expenses, liens, actions, and causes of action of every kind and nature whatsoever, including attorneys' and experts' fees, whether now known or unknown, suspected or unsuspected, which any party now has, owns, or holds or at anytime heretofore ever had, owned, or held, or could, shall, or may hereafter have, own, or hold, against any other based on or arising out of any matter, cause, fact, transaction, act, or omission whatsoever occurring or existing at any time prior to and including the effective date hereof, bearing any logical or factual connection whatsoever to the limited partnership agreements for C.T. Montague I and II, L.P., the development agreements between Thede or Thede Properties Inc., the Partnership and the Second Partnership, the management agreement dated June 17, 1991 between Thede and the Partnership and the Voting Agreement and the By-laws with respect to the General Partner (collectively the "Released Agreements"), either party's performance, nonperformance or breach of the Released Agreements, and any liabilities arising or alleged to have arisen under or in the course of performance under the Released Agreements (all of which are hereinafter referred to as and included within the "Released Matters").

                 Covenant Not To Sue or Offset Each party agrees that it will not bring, commence, institute, maintain, prosecute or voluntarily aid any action at law, proceeding in equity, or otherwise prosecute or sue the other party hereto or its agents, representatives, heirs, partners, directors, officers, employees, servants, affiliates, subsidiaries, stockholders, predecessors, successors and assigns, or any person acting for, through, under or in concert with any of the foregoing, either affirmatively or by way of cross-complaint, defense, equitable offset or counter-claim or by any other way or manner at all, in any court, on any alleged claims, demands, liabilities, causes of action, suits, debts, liens, contracts, agreements, promises, losses, damages, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, arising out of the Released Matters.

                 General Release. Each party acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

             "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT





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
THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EACH PARTY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH IT HAS OR MAY HAVE UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA RELATING TO THE RELEASED MATTERS. In connection with such waiver and relinquishment, each party acknowledges that it is aware that it or its attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of the Released Matters or the other party hereto, but that it is each party's intention hereby fully, finally, and forever to settle and release all Released Matters, disputes and differences, known or unknown, suspected or unsuspected, which now exist, may exist or heretofore, may have existed between the parties relating to the Released Matters, except as otherwise expressly provided herein. In furtherance of this intention, the mutual releases herein given shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different claim or fact.

                 Authorized Release. Each party warrants and represents that it is the sole and lawful owner of all rights, title and interest in and to all the Released Matters, that it has the right and the authority to execute this Agreement and that it has not heretofore voluntarily, by operation of law, or otherwise, assigned or transferred or purported to assign or transfer to any person whatsoever any Released Matters or any part or portion thereof or any claim, demand or right against the other party.

                 Indemnity for Undisclosed Assignment of Claims. Each party shall indemnify and hold the others harmless from and against any claim, demand, damage, debt, liability, account, obligation, cost, expense, lien, action, or cause of action (including payment of reasonable attorneys' and experts' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any assignment or transfer or purported or claimed assignment or transfer by such party of the type referred to in the preceding paragraph (all of which are hereinafter referred to as the "Claim"). Each party's right to indemnification under this paragraph is subject to it promptly giving the indemnifying party notice of any Claim, including in such notice a brief description of the facts upon which the Claim is based and the amount thereof.

                 No Admissions. Nothing contained herein shall be construed as an admission by any party of any liability of any kind to any other party. Each party expressly denies that it is in any way liable or indebted to the other party, except with respect to obligations created or expressly renewed by this Agreement and the letter agreement.

                Informed Consent to Release. Each party acknowledges to each other party that it has been represented by legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement, and that each party has had ample opportunity to have this Agreement and the releases contained herein reviewed by its respective legal counsel. Each party further acknowledges that it and its counsel has had adequate opportunity to make whatever investigation or inquiry deemed necessary or desirable in connection with this Agreement and the Released Matters prior to the execution hereof.

                 Limited Third Party Beneficiaries.   In addition to the named
parties, the provisions of this Agreement shall extend to and inure to the benefit of and be binding upon the respective successors, assigns, representatives, predecessors, agents, officers, employees, shareholders, directors, heirs and attorneys of each of the parties, just as if they had executed this Agreement. Further, the provisions of this Agreement shall also extend to and inure to the benefit of each of The First National Bank of Boston, for itself and as Agent ("Bank of Boston") under a certain Amended and Restated Construction Loan Agreement (the "Loan Agreement") dated as of December 9, 1991 among the Partnership, Bank of Boston and Banque Nationale De Paris ("BNP"), and BNP. There are no other intended third party beneficiaries of this Agreement.

                 Excluded Matters.   Notwithstanding the foregoing, Cadence and
the General Partner affirm their prospective obligations under the CT Montague I and II, L.P., limited partnership agreementS, which agreementS survive this release, and Cadence and the Partnership affirm their prospective obligations under the lease dated as of June 18, 1991, which lease survives this release. Moreover, the provisions of the letter dated June 18, 1991 between Mr. Tad Taube, Cadence, the General Partner and both limited partnerships and attached hereto will survive this release.

                 Supplemental Matters. Notwithstanding the foregoing, the Released Agreements and Released Matters referred to above will include the Loan Agreement, including all prior loan agreements, all extensions and related documents and all instruments and agreements related thereto, with respect to Thede, Thede Properties, Inc., Montague Investors, L.P., Mr. Tad Taube, Bank of Boston and BNP only (and none of the other parties), provided that the Bank of Boston and BNP sign and return a counterpart of this release within thirty days after the Closing. The parties named in this paragraph therefore release each other from any and all claims related to the Released Agreements and
Released Matters subject to all of the provisions of this release.   The Loan
Agreement and related documentation referred to above shall survive this release in any event.

       Effective Date.  This Agreement will take effect upon the Closing.


                 IN WITNESS WHEREOF THE PARTIES SUBSCRIBE THEIR NAMES:

CADENCE DESIGN SYSTEMS, INC.               MR. DAVID THEDE

/s/ H. Raymond Bingham                             /s/ David M. Thede
by: H. Raymond Bingham
Executive Vice President and
Chief Financial Officer

MONTAGUE INVESTORS, L.P.                   MR. TAD TAUBE

/s/ Kenneth Moline                                  /s/ Tad Taube
by: Kenneth Moline, pres.
TFT Properties, Inc., general partner

C.T. MONTAGUE I, L.P.                                        C.T. PROPERTIES, INC.

/s/ David M. Thede and H. Raymond Bingham                    /s/ David M. Thede and H. Raymond Bingham
by: David Thede, pres. & H. Raymond Bingham, Sec'y           by:   David Thede, pres. & H. Raymond Bingham, Sec'y
C.T. Properties, Inc., general partner

C.T. MONTAGUE II. L.P.

/s/ David M. Thede and H. Raymond Bingham
by: David Thede, pres., and H. Raymond Bingham, Secretary
C.T. Properties, Inc., general partner

Thede Properties, Inc.

By /s/ David M. Thede
     David M. Thede, president

The foregoing is hereby being agreed to solely in connection with the "Supplemental Matters" (second to last) paragraph of the within release:

THE FIRST NATIONAL BANK OF BOSTON, for itself and as Agent

BY __________________________________

         ITS______________________________

BANQUE NATIONALE DE PARIS

BY __________________________________

ITS _____________________________

                                                                       EXHIBIT C

                        TERMINATION OF VOTING AGREEMENT

By signing below the partners agree to terminate the Voting Agreement dated as of June 14, 1991 among or for the benefit of the parties.

This agreement will take effect as of March 15, 1994.

Thereafter, no party is entitled to any right or benefit conferred by the Voting Agreement.

Lawful and adequate consideration is acknowledged by all parties.


CADENCE DESIGN SYSTEMS, INC.


/s/ H. Raymond Bingham
H. Raymond Bingham
Executive Vice President and
Chief Financial Officer

MR. DAVID M. THEDE

/s/ David M. Thede


C.T. PROPERTIES, INC.

/s/ David M. Thede/H. Raymond Bingham
by:      David M. Thede, President & H. Raymond Bingham, Secty.


MONTAGUE INVESTORS, L.P.

/s/ Kenneth Moline
by: Kenneth Moline, president
      TFT Properties, Inc. general partner


MR. TAD TAUBE

/s/ Tad Taube

March 15, 1994



Mr. H. Raymond Bingham, Secretary
C.T. Properties, Inc.
c/o Cadence Design Systems, Inc.
555 River Oaks Parkway
San Jose, CA 95134

Re:      resignation as officer and director of C.T. Properties, Inc.

Dear Mr. Bingham:

         By this letter and effective as of this date, I resign as president and director of C.T. Properties, Inc.

Thank you.


Sincerely,

/s/ David M. Thede
David M. Thede





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